UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2013

ELLIE MAE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35140	94-3288780
(Commission File Number)	(IRS Employer Identification Number)
4155 Hopyard Road, Suite 200
Pleasanton, California 94588
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (925) 227-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2013, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Ellie Mae, Inc. (the “Company”) approved the 2013 Senior Executive Performance Share Program (the “Program”) under the terms of the Company’s 2011 Equity Incentive Award Plan (the “2011 Plan”). The Committee established the Program to retain and appropriately motivate the Company’s senior executive team.

Under the Program, the Committee may grant performance awards consisting of performance shares (the “Performance Shares”) to designated participants. Each Performance Share represents the right to receive up to 2.5 shares of the Company’s common stock upon achievement of performance goals established by the Committee under the Program. The Program also contemplates that the Committee may establish the performance period over which attainment of the performance goals is determined and the vesting period. In addition, the participant must remain employed by the Company following the performance period in order to earn the common stock underlying his or her Performance Shares. The performance goals may not be changed for a performance period once set except to reflect extraordinary events, and the Committee may not discretionarily increase the number of shares issuable to a participant for a performance period.

On January 23, 2013, the Committee approved the Performance Shares to be granted on February 4, 2013 to the Company’s executive officers (other than the Company’s Chief Executive Officer) and designated a performance period of January 1, 2013 through December 31, 2013, the performance goals and the vesting schedule underlying the Performance Shares. In accordance with its corporate governance policies, the Committee has submitted its recommendation for a similar Performance Share grant (in the amount detailed below) for the Chief Executive Officer, which will be subject to the Board’s approval at a meeting scheduled to occur on February 4, 2013.

The following table sets forth the number of Performance Shares for each participant:

Executive	Title	Number of Performance Shares

Sig Anderman	Chief Executive Officer	50,000
Jonathan Corr	Chief Operating Officer	25,000
Ed Luce	Executive Vice President, Finance & Administration, Chief Financial Officer	17,500
Limin Hu	Executive Vice President, Technology & Operations, Chief Technology Officer	12,500
Elisa Lee	Executive Vice President, General Counsel and Secretary	8,000

The number of shares of common stock issuable pursuant to the Performance Shares will be based on the Company’s achievement of certain financial goals related to revenue and adjusted EBITDA.

Shares of common stock earned, if any, under the Performance Shares will be issued in the first quarter of 2014 after the Committee determines the Company’s level of achievement of the performance goals (the “Determination Date”), with 25% of the shares being immediately vested and the remaining shares vesting with respect to 25% of the shares on each of the first three anniversaries of the Determination Date, subject to continuous employment of the participant through such dates.

The foregoing description of the Program does not purport to be complete and is qualified in its entirety by reference to the full text of the Program and the form of the Performance Share Award Agreement for use in connection with grants under the Program, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, and by the terms and conditions of the 2011 Plan, a copy of which was filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-8 (No. 333-174460) filed on May 25, 2011.

Forward-Looking Statements

This report contains forward-looking statements under the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include discussions regarding the expected timing and approval by the Board of grants under the 2013 Senior Executive Performance Share Program. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company's results to be materially different than those expressed or implied in such statements. Such differences may be based on factors such as changes in strategic planning decisions, the reallocation of internal resources, changes in the volume of residential mortgage volume in the United States, and other risk factors included in documents that the Company has filed with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. Other unknown or unpredictable factors also could have material adverse effects on the Company's future results. The forward-looking statements included in this report are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. The Company expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2012	ELLIE MAE, INC.

By: /s/ Edgar A. Luce

Name:     Edgar A. Luce
Title:     Chief Financial Officer

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